Exhibit 99.4

Upbound Group Announces CEO Transition

Mitch Fadel to Retire After 40 Years at Upbound

EVP and CFO Fahmi Karam to Succeed Fadel as CEO Effective June 1, 2025

Karam to Join Board of Directors

PLANO, Texas – February 20, 2025 – Upbound Group, Inc. (“Upbound” or the “Company”) (NASDAQ: UPBD), a technology and data-driven leader in accessible and inclusive financial solutions that address the evolving needs and aspirations of underserved consumers, today announced that Mitch Fadel has decided to retire as Chief Executive Officer and step down from the Board after 40 years with Upbound. Executive Vice President and Chief Financial Officer Fahmi Karam will succeed Mr. Fadel as CEO and will join the Company’s Board effective June 1, 2025. Mr. Fadel will continue to serve as CEO and remain on the Board until that time and will work closely with Mr. Karam to ensure a seamless transition. The Board has commenced an internal and external search to identify Upbound’s next CFO and has engaged an executive search firm.

“This transition is the culmination of a deliberate and thoughtful succession planning process in which Fahmi’s increasing contributions led to the Board’s unanimous decision that he is the clear choice to serve as Upbound’s next CEO,” said Jeffrey Brown, Chairman of the Board. “Fahmi is a proven leader with nearly 25 years of strategic and financial experience and an unrelenting commitment to our mission to expand financial inclusion. Fahmi brings a strong track record of operational excellence and deep knowledge of the business and of our consumers. As CFO, Fahmi has played an instrumental role in Upbound’s success, and the Board is confident that he is the ideal person to build on our solid foundation and accelerate our growth strategy.”

“I am honored to become the next CEO of Upbound at such an exciting time for the Company,” said Mr. Karam. “It has been a pleasure to work with Mitch to drive growth, expand our platform and digitally transform our business to provide more innovative, inclusive, and technology-driven solutions dedicated to underserved consumers. I look forward to building on Mitch’s many accomplishments, continuing to expand our platform of impactful financial solutions and technologies, and driving increasing value for our shareholders and customers.”

Mr. Brown continued: “On behalf of the Board, we thank Mitch for his effective leadership over many years and for strongly positioning Upbound to capitalize on the robust opportunities that lie ahead. Under Mitch, the business has been transformed from Rent-A-Center’s brick-and-mortar focus into Upbound’s differentiated omni-channel lease-to-own platform with virtual capabilities in over 35,000 merchant locations and national e-commerce partners, in addition to our recently expanded digital solutions through the newly acquired financial health app, Brigit. We are grateful for his commitment to assist in this important transition.”

“It has been a great honor to lead Upbound,” said Mr. Fadel. “Thanks to our incredibly talented team, we have cemented Upbound as an industry leader, expanded our impact, and grown our portfolio of best-in-class solutions that continue to improve the lives of our customers. With Upbound stronger than ever, we are now poised to enter an exciting new chapter of growth. It has been a pleasure to work alongside Fahmi over the past two and a half years and I am confident he is the right choice to lead Upbound. I look forward to continuing to work closely with him during the transition.”

About Upbound Group, Inc.

Upbound Group, Inc. (NASDAQ: UPBD), is a technology and data-driven leader in accessible and inclusive financial solutions that address the evolving needs and aspirations of underserved consumers. The Company’s customer-facing operating units include industry-leading brands such as Acima®, Brigit™, and Rent-A-Center® that facilitate consumer transactions across a wide range of store-based and digital channels, including over 2,300 company branded retail units across the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning the Company’s growth strategies and initiatives and other future growth opportunities and ability to realize those opportunities. There can be no assurance that such expectations will occur. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contact

Jeff Chesnut
SVP, IR & Corporate Development
972-801-1108
jeff.chesnut@upbound.com

Media Contact

Kelly Kimberly

FGS Global

713-822-7538

kelly.kimberly@fgsglobal.com